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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS
CHENIERE ENERGY, INC.

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in this registration statement.


                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                        Certified Public Accountants

March 14, 1997